Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We have issued our reports dated November 17, 2006 accompanying the financial statements of XATA Corporation included in the Annual Report on Form 10-KSB for the year ended September 30, 2006, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
February 9, 2007